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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 PXRE Group Ltd.
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                December 10, 2001
                 ----------------------------------------------
                Date of Report (Date of earliest event reported)

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

         Bermuda                   1-15259                     98-0214717
 ------------------------------------------------------------------------------
 (State or other juris-          (Commission               (I.R.S. Employer
diction of incorporation)        File Number)             Identification No.)
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              12 Church Street, Suite 231, Hamilton HM 11, Bermuda
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (441) 296-5858
        -----------------------------------------------------------------
              (Registrant's telephone number, including area code)




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Item 5.  Other Events.

         On December 10, 2001, PXRE Group Ltd. (the "Company") entered into a Share Purchase Agreement (the "Share Purchase Agreement") with Capital Z Financial Services Fund II and its affiliates ("Capital Z"), investment funds managed by Reservoir Capital Group ("Reservoir"), and Richard Rainwater ("Rainwater", and together with Capital Z and Reservoir, the "Investors"). The Company's Board of Directors unanimously approved the transaction.

         Pursuant to the Share Purchase Agreement, the Investors agreed to purchase, for cash, an aggregate of $150 million of Series A Convertible Voting Preferred Shares, Series B Convertible Voting Preferred Shares and Series C Convertible Voting Preferred Shares of the Company (collectively, the "Preferred Shares").

         Each share of Series A Convertible Voting Preferred Shares, Series B Convertible Voting Preferred Shares and Series C Convertible Voting Preferred Shares will be convertible into Class A Convertible Voting Common Shares, Class B Convertible Voting Common Shares and Class C Convertible Voting Common Shares (collectively, the "Convertible Common Shares"), respectively, at a conversion price of $15.69, which is subject to certain anti-dilution protections. This conversion price represents a premium of approximately 14% to the 30 day trading average of the Company's Common Shares prior to the announcement of the transaction. The Preferred Shares will be entitled to receive a dividend at an annual rate of 8%, which will be paid in additional Preferred Shares until the third anniversary of the Closing and, thereafter, in cash. Except with respect to the election of directors, the Preferred Shares and the Convertible Common Shares will vote, together with the Common Shares of the Company, on an as-converted basis. If not converted earlier by the Investors, $100 million of the Preferred Shares are mandatorily convertible into Convertible Common Shares three years following the closing of the transaction (the "Closing") and the remaining Preferred Shares are mandatorily convertible into Convertible Common Shares six years following the Closing. Each Convertible Common Share is convertible into one Common Share of the Company upon a public offering of the Convertible Common Shares or a sale of such Convertible Common Shares to an unaffiliated third party. At the current conversion price, the Preferred Shares issuable under the Share Purchase Agreement will be convertible into an aggregate of approximately 9,560,229 Convertible Common Shares. As of December 10, 2001, the Convertible Common Shares would represent approximately 45% of the outstanding Common Shares.

         The Share Purchase Agreement requires the Company to seek shareholder approval to issue the Preferred Shares, to create the Convertible Common Shares, increase the size of the Board of Directors by 2 directors, and to amend the Company's Bye-Laws to create a new class of Directors. The Share Purchase Agreement also requires the Company to seek regulatory approval from the Insurance Department of the State of Connecticut. The Share Purchase Agreement also provides for the payment by the Company to the Investors of a termination fee, in certain circumstances.

         Following the Closing and subject to certain ownership requirements, pursuant to the Description of Stock (Exhibit 4.1 hereto), Capital Z will have the right to designate two directors for appointment to the Company's Board of Directors. Reservoir and Rainwater will each have the right to designate one director to the Company's Board of Directors. In addition, the Company may not undertake certain actions without the consent of the holders of the Preferred Shares.





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         The Company has also agreed to enter into an Investment Agreement (the
"Investment Agreement") with the Investors. The Investment Agreement contains standstill provisions that prohibit the Investors from undertaking certain actions and it also provides the Investors with certain registration rights.

         The Description of Stock, the Share Purchase Agreement, and the Investment Agreement are exhibits to this Report. The foregoing summary of material terms of these documents is qualified in its entirety by reference to those exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                 (a) The following exhibits are filed with this report:

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

                  Number            Exhibit
                  ------            -------
                  4.1               Description of Stock: Series A Convertible
                                    Voting Preferred Shares ($1.00 par value per share), Series B Convertible Voting
                                    Preferred Shares ($1.00 par value per
                                    share), Series C Convertible Voting
                                    Preferred Shares ($1.00 par value per
                                    share), Class A Convertible Voting Common
                                    Shares ($1.00 par value per share), Class B
                                    Convertible Voting Common Shares ($1.00 par value per share), Class C Convertible Voting
                                    Common Shares ($1.00 par value per share) of PXRE Group Ltd.

                  10.1 Share Purchase Agreement, dated as of December 10, 2001, among PXRE Group Ltd., and each of the Purchasers.

                  10.2 Form of Investment Agreement, between PXRE Group Ltd., and each of the Investors.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PXRE GROUP LTD.




Dated:  December 11, 2001               By: /s/ Gerald L. Radke
                                           -------------------------------------
                                           Gerald L. Radke




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                                  EXHIBIT INDEX


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
Exhibit No.                Exhibit
-----------                -------

4.1                        Description of Stock:  Series A Convertible Voting
                           Preferred Shares ($1.00 par value per share),
                           Series B Convertible Voting Preferred Shares ($1.00 par
                           value per share), Series C Convertible Voting Preferred Shares
                           ($1.00 par value per share), Class A Convertible Voting Common
                           Shares ($1.00 par value per share), Class B Convertible
                           Voting Common Shares ($1.00 par value per share), Class
                           C Convertible Voting Common Shares ($1.00 par value per
                           share) of PXRE Group Ltd.

10.1                       Share Purchase Agreement, dated as of December 10, 2001,
                           among PXRE Group Ltd., and each of the Purchasers.

10.2 Form of Investment Agreement, between PXRE Group Ltd., and each of the Investors.


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